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                                                                     EXHIBIT 8.1

                           [ROPES & GRAY LETTERHEAD]

                               December 16, 1998

Eastern Enterprises
9 Riverside Road
Weston, MA 02493

Ladies and Gentlemen:

  We have acted as counsel to Eastern Enterprises, a Massachusetts business trust ("Eastern"), in connection with the proposed merger (the "Merger") of Colonial Gas Company, a Massachusetts corporation ("Colonial"), with and into a wholly owned subsidiary of Eastern ("Merger Sub") pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of October 17, 1998 by and between Eastern and Colonial. The Merger is described in the Registration Statement on Form S-4 (the "Registration Statement") of which this exhibit is a part. This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. All capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

  For purposes of the opinion set forth below, we have reviewed and relied upon
(i) the Merger Agreement, (ii) the Joint Proxy Statement and Prospectus (the "Proxy Statement") included in the Registration Statement, (iii) the tax representation letters delivered by Eastern and Colonial to us in connection with this opinion, and (iv) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. We have assumed without investigation or verification that all statements contained in the foregoing documents are true, correct and complete as of the date hereof and will remain true, correct and complete through the Effective Time; that no actions inconsistent with such statements have occurred or will occur; that all such statements made "to the best of the knowledge of" any persons or parties, or similarly qualified, are true, correct and complete as if made without such qualification; and, as to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, we have assumed that there is in fact no such plan, intention, understanding or agreement.

  We also have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); (ii) all representations and warranties contained in the Merger Agreement are true, correct and complete in all respects; (iii) the Merger will be effective as a merger under the applicable laws of Massachusetts; and (iv) each of Eastern, Colonial and Merger Sub will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code (the "Code") and the Treasury regulations promulgated thereunder.

  Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions and any change in applicable law after the date hereof could adversely affect our opinion. No ruling has been sought from the Internal Revenue Service by Eastern or Colonial as to the federal income tax consequences of any aspect of the Merger, and the Internal Revenue Service is not bound by our opinion herein.

  Based upon and subject to the foregoing, the discussion contained in the Proxy Statement under the heading "THE MERGER--Certain Federal Income Tax Consequences," subject to the limitations and qualifications described therein, fairly and accurately represents our opinion as to the material federal income tax consequences of the Merger.
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  No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of any of the transactions under any foreign, state, or local tax law or the tax consequences of any other transactions contemplated or entered into by Eastern, Colonial or Merger Sub in connection with the transactions described above. Our opinion is based on current federal income tax law and we do not undertake to advise you as to any changes in federal income tax law after the date hereof that may affect our opinion.

  This opinion is solely for your benefit, shall not inure to the benefit of any other person, including without limitation any successor or assign of Eastern, whether by operation of law or otherwise, and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission.

  We hereby consent to the use of our name under the caption "Federal Income Tax Consequences" in the Registration Statement and to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement on Form S-4 filed by Eastern in connection with the Merger.

                                          Very truly yours,
                                          /s/ Ropes & Gray
                                          Ropes & Gray